Exhibit 99.1

BUILD-A-BEAR WORKSHOP NAMES DAVID HENDERSON CHIEF REVENUE OFFICER

Company strategically expands leadership team with continued focus on sustained profitable growth through monetizing the power of the Build-A-Bear brand

ST. LOUIS, MO (September 12, 2024) – Build-A-Bear Workshop, Inc. (NYSE: BBW) today announced the appointment of David Henderson to the position of Chief Revenue Officer, effective September 16, 2024.

Henderson will focus on continuing to drive profitable growth for the iconic Build-A-Bear brand across its primary revenue streams including corporately-operated retail and Ecommerce, while promoting expansion opportunities for the company beyond these traditional areas. As a part of his responsibilities, he will also oversee the warehouse operations and play a key part in the strategic management of the organization. Dave will report directly to Sharon Price John, President and Chief Executive Officer, as a member of the executive team.

“Throughout his impressive career, Dave has demonstrated an ability to create value in organizations across a wide scope of responsibilities,” said Ms. John. “We are delighted that Dave will join our senior leadership team as we work to continue to drive record setting results while delivering on our corporate mission of adding a little more heart to life.”

“We believe Dave’s experience and proven skills provide an opportunity for him make an immediate contribution as we accelerate our long-term strategic initiatives and continue to work toward the creation of value for our shareholders.”

Mr. Henderson has over two decades of increasing responsibilities and a rich background across the toy, consumer products and entertainment industries including most recently serving as the Chief Commercial Officer of Melissa & Doug. Additionally, he was President and General Manager-Global of Baby Gear at Newell Brands. Prior to that, during his multiple years at Hasbro, Mr. Henderson expanded his experience though leadership positions of increasing responsibility, ultimately holding the office of Senior Vice President Consumer Products/Licensing North America.

About Build-A-Bear

Since its beginning in 1997, Build-A-Bear has evolved to become a beloved multi-generational brand focused on its mission to “add a little more heart to life” where guests of all ages make their own “furry friends” in celebration and commemoration of life moments. Guests create their own stuffed animals by participating in the stuffing, dressing, accessorizing, and naming of their own teddy bears and other plush toys based on the Company’s own intellectual property and in conjunction with a variety of best-in-class licenses. The hands-on and interactive nature of our more than 500 company-owned, partner-operated and franchise experience locations around the world, combined with Build-A-Bear’s pop-culture appeal, often fosters a lasting and emotional brand connection with consumers, and has enabled the Company to expand beyond its retail stores to include e-commerce sales on www.buildabear.com and non-plush branded consumer categories via out-bound licensing agreements with leading manufacturers, as well as the creation of engaging content via Build-A-Bear Entertainment (a subsidiary of Build-A-Bear Workshop, Inc.). The brand’s newest communications campaign, "The Stuff You Love," commemorates more than a quarter-century of creating cherished memories worldwide. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted consolidated total revenues of $486.1 million for fiscal 2023. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 18, 2024 and other periodic reports filed with the SEC which are incorporated herein.

All our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects, and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

Investor Relations Contact

Gary Schnierow, Vice President, Investor Relations & Corporate Finance

garys@buildabear.com

Media Relations Contact

pr@buildabear.com

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